
                                                                  EXHIBIT (A)(3)

                         NOTICE OF GUARANTEED DELIVERY

                       FOR TENDER SHARES OF COMMON STOCK
                                       OF

                               DRAVO CORPORATION
                                       BY
                             DLC ACQUISITION CORP.
                          A WHOLLY OWNED SUBSIDIARY OF

                              CARMEUSE LIME, INC.
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

     This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) (i) if certificates
("Share Certificates") evidencing shares of common stock, $1.00 par value (the
"Shares"), of Dravo Corporation, a Pennsylvania corporation (the "Company"), are not immediately available, (ii) if Share Certificates and all other required documents cannot be delivered to Continental Stock Transfer & Trust Company, as Depositary (the "Depositary"), prior to the Expiration Date (as defined in
Section 1 of the Offer to Purchase (as defined below)) or (iii) if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This
Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by telegram or facsimile transmission to the Depositary. See Section 3 of the Offer to Purchase.

                        The Depositary for the Offer is:

                   CONTINENTAL STOCK TRANSFER & TRUST COMPANY

                                   2 Broadway
                                   19th Floor
                            New York, New York 10004

                            Facsimile (212) 509-5150
           Questions or to confirm fax (212) 509-4000, extension 535
                          (Reorganization Department)

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS
SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A
LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION"
UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE
APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

     The Guarantee on the reverse side must be completed.
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Ladies and Gentlemen:

     The undersigned hereby tenders to DLC Acquisition Corp., a Pennsylvania corporation and wholly owned subsidiary of Carmeuse Lime, Inc., a Delaware corporation and indirect subsidiary of LVI Holding N.V., a Dutch corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated September 21, 1998 (the "Offer to Purchase"), and the related Letter of
Transmittal (which, as amended from time to time, together constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedures described in
Section 3 of the Offer to Purchase.

Number of Shares:
                 ---------------------------------------------------------------

Certificate Nos. (if available):

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(Check box if Shares will be tendered by book-entry transfer)

[ ]

Account Number:
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Dated:
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Name(s) of Record Holder(s):

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                                  Please Print

Address(es):
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                                                                        Zip Code

Company Area Code and Tel. No.:

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Area Code and Tel. No.:

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Signature(s)

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                                   GUARANTEE

                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a participant in the Securities Transfer Association
Medallion Program or the New York Stock Exchange Medallion Signature Guarantee
Program or the Stock Exchange Medallion Program, hereby guarantees to deliver to the Depositary either the certificates representing the Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation (as defined in Section
2 of the Offer to Purchase) of a transfer of such Shares, in any such case together with a properly completed and duly executed Letter of Transmittal, or a manually signed facsimile thereof, with any required signature guarantees, and any other documents required by the Letter of Transmittal within three New York
Stock Exchange trading days after the date hereof.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein.
Failure to do so could result in financial loss to such Eligible Institution.

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
Name of Firm: -------------------------------------         -----------------------------------------------------
                                                                            Authorized Signature
Address: --------------------------------------------       Title:
                                                                  -----------------------------------------------

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                                             Zip Code

Area Code and Tel. No.: --------------------------          Date: -----------------------------------------------

     NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.